Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended, September 30, 2020

NEW YORK—(BUSINESS WIRE)—November 4, 2020. TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended September 30, 2020.

THIRD QUARTER 2020 ACTIVITY

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GAAP net income attributable to common stockholders was $30.8 million, net income per diluted common share was $0.39 based on a diluted weighted average share count of 78.3 million common shares, and book value per common share at September 30, 2020 was $16.78.

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Increased net interest margin to $48.4 million during the three months ending September 30, 2020 compared to $44.5 million for the three months ended September 30, 2019 and $44.2 million for the three months ended June 30, 2020, an increase of $3.9 million, or 8.8%, over the same period of the prior year, and an increase of $4.2 million, or 9.5%, over the prior quarter. Both changes were due primarily to a decline in borrowing costs due to declines in one-month LIBOR.

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Declared on September 15, 2020 a dividend of $0.20 per common share, which was paid on October 23, 2020 to shareholders of record as of September 25, 2020. Paid on September 30, 2020 a dividend on the Company’s Series B Preferred Stock of $6.2 million, or $0.69 per preferred share, for the quarterly period ending September 29, 2020.

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Maintained an allowance for expected credit loss of $59.3 million, an increase of $0.7 million for the quarter. At quarter end, the CECL reserve equaled 109 basis points of total loan commitments, up from 104 basis points at June 30, 2020.

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Received loan repayments of $199.6 million, including three full loan repayments totaling $194.5 million. One full repayment of $81.4 million was paired with a new first mortgage loan of $78.4 million secured by the same property, which was purchased by an unaffiliated purchaser that is the Company’s new borrower.

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Sold, at no gain or loss, a $46.4 million mezzanine loan contiguous to an existing first mortgage loan, shedding a future funding obligation of $3.6 million and generating $14.0 million of cash net of repayment of related secured borrowings.

•	Funded $51.0 million of future funding obligations associated with existing loans.

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Held at quarter-end cash and cash equivalents of $225.6 million, had undrawn capacity under secured borrowing arrangements of $37.4 million, of which $30.9 million was immediately available, and $23.2 million of cash in CLOs available for investment in eligible collateral.

•	Completed within TRTX 2019-FL2 reinvestments of $159.5 million generating $57.1 million of net cash proceeds after repaying $102.4 million of existing borrowings, including accrued interest.

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Repaid a total of $204.2 million of outstanding debt during the quarter and borrowed $81.1 million under existing secured credit facilities. Non-recourse, non-mark-to-market financings represent 54.1% of total loan portfolio financing.

•	Benefited from LIBOR floors on our loan portfolio with a weighted average LIBOR of 1.69%, approximately 154 basis points higher than one-month LIBOR as of September 30, 2020.

SUBSEQUENT EVENTS

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On October 9, 2020, the borrower under a $112.0 million first mortgage loan defaulted on its obligation to satisfy conditions for extension or repay in full the loan. The Company is in discussions regarding the exercise of remedies, which may include commencing a foreclosure under the mortgage, or pledge of equity in the borrower, or agreeing to a negotiated deed-in-lieu of foreclosure. The loan’s risk rating was “5” at September 30, 2020.

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On October 30, 2020, closed a $249.5 million secured credit facility with no mark-to-market provisions for the first two years of the committed three-year term. This and related CLO reinvestment activity resulted in financing 100% of the Company’s portfolio of hotel loans on a non-mark-to-market basis for the next two years. Consequently, the proportion of Company liabilities used to fund its loan investment portfolio that are non-mark-to-market stands at 62.6%, an increase of 9 points from quarter end.

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Since September 30, 2020, received repayment in full of four loan investments with an aggregate unpaid principal balance of $309.4 million, a weighted average spread of 281 basis points, and a weighted average floor of 1.86%. Net cash proceeds were $41.5 million after repayment of associated borrowings.

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On October 30, 2020, held cash-on-hand of $250.0 million available for investment and general corporate purposes, plus $28.4 million of immediate availability under secured credit facilities and $140.0 million of cash in CLOs available for investment in eligible collateral.

Greta Guggenheim, Chief Executive Officer, commented: “We continue to improve our liquidity and have made meaningful progress with our portfolio, resulting in 100% interest collections in the quarter. Additionally, subsequent to quarter end, we completed a strategic financing of our hotel portfolio on a non-mark-to-market basis for the next two years, further solidifying the right side of our balance sheet, and increasing our non-mark-to-market liabilities to 62.6%. In unprecedentedly difficult times like these, we will continue to address new issues as they arise, and we believe we have prudently positioned the company for both the challenges and the opportunities that lie ahead.”

The Company issued a supplemental presentation detailing its third quarter 2020 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 8:30 a.m. ET on Thursday, November 5, 2020. The call will be hosted by Greta Guggenheim, Chief Executive Officer and Bob Foley, Chief Financial Officer. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 11:30 a.m. ET on Thursday, November 5, 2020 through 11:59 p.m. ET on Thursday, November 19, 2020. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13710781. The recorded replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of the Company; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; and financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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